                                                                     Exhibit 4.3

                               DAVOX CORPORATION

                            2001 STOCK OPTION PLAN


1.   PURPOSE

     The name of this plan is the Davox Corporation 2001 Stock Option Plan (the "2001 Plan"). The purpose of the 2001 Plan is to promote the long-term success
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of Davox Corporation, a Delaware corporation (the "Company"), by providing
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financial incentives to employees or consultants of the Company or to members of the Company's Board of Directors (the "Board") who are in positions to make
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significant contributions toward such success. The 2001 Plan is designed to attract individuals of outstanding ability to become or to continue as employees, consultants or members of the Board, to enable such individuals to acquire or increase proprietary interests in the Company through the ownership of shares of common stock of the Company, and to render superior performance during their associations with the Company. The Company intends that this purpose will be effected by the granting, pursuant to the 2001 Plan, of options for shares of the Company's Common Stock that do not meet the definition of "incentive stock options" in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") (such options granted hereunder, "Nonqualified
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Options").
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     References herein to "the Company" shall include any successor corporation to the Company and, except where the context requires otherwise, also any direct or indirect subsidiary of the Company (such that if the Company has one or more subsidiaries, individuals who are employees thereof or consultants thereto or members of the board of directors thereof are eligible to be granted Nonqualified Options under the 2001 Plan). References herein to "the Board" shall include the board of directors of any successor corporation to the Company.

2.   OPTIONS TO BE GRANTED AND ADMINISTRATION

     (a) Options Granted. Options granted under the 2001 Plan shall only be Nonqualified Options.

     (b) Administration of 2001 Plan. The 2001 Plan shall be administered by the Board or by a committee (the "Option Committee") appointed by the Board.
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Hereinafter, all references in this 2001 Plan to the "Option Committee" shall mean the Board if no Option Committee is appointed. The Option Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Option Committee shall constitute a quorum and acts of a majority of the members of the Option Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Option Committee (if consistent with applicable state law), shall be the valid acts of the Option Committee. From time to time, the Board may increase the size of the Option Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Option Committee and thereafter directly administer the 2001 Plan.

     (c) Option Committee. Subject to the terms and conditions of the 2001 Plan, the Option Committee shall have the power:

          (i) To determine from time to time the Nonqualified Options to be granted to eligible persons under the 2001 Plan, and to prescribe the terms and provisions (which need not be identical) of each Nonqualified Option granted under the 2001 Plan to such persons;

          (ii) To construe and interpret the 2001 Plan and Nonqualified Options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the 2001 Plan. In this connection, the Option Committee may correct any defect or supply any omission, or reconcile any inconsistency in the 2001 Plan, or in any nonqualified option agreement, in the manner and to the extent it shall deem necessary or expedient to make the 2001 Plan fully effective. All decisions and determinations by the Option Committee in the exercise of this power shall be final and binding upon the Company and all optionees; and

          (iii) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the 2001 Plan, including all actions the Option Committee deems necessary, under Section 422 of the Code and the regulations thereunder, to ensure that no Nonqualified Option issued hereunder is treated as an "incentive stock option" under Section 422(b) of the Code.

3.   STOCK SUBJECT TO THE 2001 Plan

     (a) Stock under the 2001 Plan. The stock subject to the Nonqualified Options granted under the 2001 Plan shall be shares of the Company's authorized but unissued common stock, par value $.10 per share (the "Common Stock"), or
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previously issued shares of Common Stock that have been reacquired and reserved by the Board for resale upon exercise of Nonqualified Options granted under the 2001 Plan. The total number of shares of Common Stock that may be issued pursuant to Nonqualified Options granted under the 2001 Plan shall not exceed an aggregate of 20,000 shares of Common Stock. Such number shall be subject to adjustment as provided in Section 9 hereof.

     (b) Reallocation of Unexercised Options. Whenever any outstanding Nonqualified Option under the 2001 Plan expires, is canceled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such Nonqualified Option may again be the subject of Nonqualified Options under the 2001 Plan.

4.   STOCK OPTION GRANTS

     Nonqualified Options may be granted to employees of the Company, to consultants to the Company who are not employees of the Company, to members of the Board, and to such other persons as the Option Committee shall select from time to time. The determination of the persons eligible to receive grants and the number of shares of Common Stock for which Nonqualified Options are granted shall be made by the Option Committee.

5.   TERMS OF THE NONQUALIFIED OPTION AGREEMENTS

     Each nonqualified option agreement for Nonqualified Options granted under the 2001 Plan (each, a "Nonqualified Option Agreement") shall contain such
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provisions as the Option Committee shall from time to time deem appropriate, including restrictions applicable to shares of Common Stock issuable upon exercise of Nonqualified Options. The Option Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver the Nonqualified Option Agreements. The proper officers of the

Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of the Nonqualified Option Agreements. The Nonqualified Option Agreements need not be identical, but each Nonqualified Option Agreement by appropriate language, or by reference to this
Section 5 of the 2001 Plan, shall include the substance of all of the following provisions:

     (a) Expiration. Each Nonqualified Option shall expire on the date specified in the Nonqualified Option Agreement, which date shall not be later than the tenth anniversary of the date on which the Nonqualified Option was granted. Unless otherwise determined by the Option Committee, each Nonqualified Option shall in any event expire not later than 90 days after the optionee is for any reason no longer employed by (or in the case of a consultant, engaged in a business relationship with; or in the case of a member of the Board, no longer on the Board of Directors of) the Company, except (i) if such termination of employment (or business relationship) results from optionee's disability (within the meaning of Section 22(e)(3) of the Code), a Nonqualified Option may be exercised within 180 days thereafter (but in no event later than the scheduled expiration date set forth in the Nonqualified Option Agreement), to the extent such Nonqualified Option could have been exercised on the date of such termination of employment, and (ii) if such termination of employment (or business relationship) results from the optionee's death, a Nonqualified Option may be exercised by his executors or administrators within 180 days thereafter (but in no event later than the scheduled expiration date set forth in the Nonqualified Option Agreement), to the extent such Nonqualified Option could have been exercised on the date of such optionee's death.

     (b) Exercise. Subject to the provisions of Section 5(a), each Nonqualified Option granted under the 2001 Plan shall be exercisable as follows:

          1.  Vesting.  The Nonqualified Option shall either be fully
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     exercisable on the date of grant or shall become exercisable thereafter in such installments as the Option Committee may specify.

          2.  Full Vesting of Installments.  Once an installment becomes
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     exercisable it shall remain exercisable until expiration or termination of the Nonqualified Option, unless otherwise specified by the Option Committee.

          3.  Partial Exercise.  Each Nonqualified Option or installment may be
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     exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          4.  Acceleration of Vesting.  The Option Committee shall have the
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     right to accelerate the date that any installment of any Nonqualified Option becomes exercisable.

          Unless otherwise provided by the Option Committee, for this purpose the date of the grant of a Nonqualified Option shall be the date on which the Option Committee approves the grant. To the extent not exercised, vested installments shall accumulate and be exercisable in whole or in part at any time after becoming exercisable, but not later than the date the Nonqualified Option expires or terminates. Nonqualified Option Agreements may also contain provisions relating to the treatment of Nonqualified Options in the event of a merger, consolidation or liquidation of, or sale of assets by, the Company.

     (c) Purchase Price. Unless the Option Committee shall otherwise determine at the time the Nonqualified Option is granted, the purchase price per share of Common Stock under each Nonqualified Option shall be not less than the fair market value of a share of Common Stock on the date the

Nonqualified Option is granted. For the purposes of the 2001 Plan, the fair market value of the shares of Common Stock of the Company shall be determined by the Option Committee.

6.   LIMITATION ON RIGHTS OF OPTIONEES

     (a) Transferability of Nonqualified Options.  Except as set forth below,
(i) no Nonqualified Option shall be transferable by any optionee other than by will or by the laws of descent and distribution and (ii) Nonqualified Options may be exercised during the optionee's lifetime only by the optionee (or, if the optionee is disabled and so long as the Nonqualified Option remains exercisable, by the optionee's duly appointed guardian or other legal representative). However, the Option Committee may, in its discretion, permit a Nonqualified Option recipient to transfer such Nonqualified Option to family members or other persons for estate planning purposes. In connection with permitting transfers, the Option Committee may require that (i) no consideration be given or payment made for any such transfer, (ii) the Nonqualified Option Agreement pursuant to which such Nonqualified Option is granted must be approved by the Option Committee, and must expressly provide for transferability at the date of grant in a manner consistent with the 2001 Plan, and (iii) subsequent transfers of the transferred Nonqualified Option shall be prohibited except those in accordance with this Section. Following any such transfer, any such Nonqualified Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 2(c)(ii), 6(b), 6(c), 7, 8, 9 and 12 hereof the term "optionee" shall be deemed to refer to the transferee. The events of termination of employment (or business relationship in the case of a consultant or membership on the Board in the case of a member of the Board) set forth in an optionee's Nonqualified Option Agreement shall continue to be applied with respect to the original optionee, following which the Nonqualified Options shall be exercisable by the transferee only to the extent, and for the periods specified, therein.

     (b) No Shareholder Rights. No optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any Nonqualified Option unless and until (i) the Nonqualified Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the shares to the optionee, and (iii) the optionee's name shall have been entered as a shareholder of record on the books of the Company. Thereupon, the optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

     (c) No Employment Rights. Neither the 2001 Plan nor the grant of any Nonqualified Option thereunder shall be deemed to confer upon any optionee any rights of employment with the Company, including, without limitation, any right to continue in the employ of the Company, or affect the right of the Company to terminate the employment of an optionee at any time, with or without cause.

     (d) Authority of the Company. The existence of the Nonqualified Options shall not affect: the right or power of the Company or its shareholders to make adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; any issue of bonds, debentures, preferred or prior preference stock affecting the Common Stock or the rights thereof; the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or any other act, whether of a similar character or otherwise.

7.   METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

     (a) Notice of Exercise. Any Nonqualified Option granted under the 2001 Plan may be exercised by the optionee by delivering to the Chief Financial Officer of the Company (or such other representative of the Company as the Option Committee may designate), on any business day within the

Company's "trading window" (as defined in the Company's Securities Compliance Policy in effect on the date of such exercise), a written notice specifying the number (which shall be consistent with the provisions of Section 5(b) hereof) of shares of Common Stock the optionee then desires to purchase (the "Notice").
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     (b) Payment. A Nonqualified Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Nonqualified Option being exercised and specify the number of shares as to which such Nonqualified Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Option Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Nonqualified Option, (c) at the discretion of the Option Committee, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Option Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Nonqualified Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Option Committee, by any combination of (a), (b), (c) and (d) above.

8.   WITHHOLDING; ESCROW

     The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the optionee any additional amounts which may be required for such purpose as a condition of delivering the shares of Common Stock acquired pursuant to a Nonqualified Option. The Option Committee may, in its discretion, require shares of the Common Stock acquired by an optionee upon the exercise of a Nonqualified Option to be held in an escrow arrangement for the purpose of enabling compliance with this Section 8.

9.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     Upon the occurrence of any of the following events, an optionee's rights with respect to Nonqualified Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Nonqualified Option Agreement between the optionee and the Company relating to such Nonqualified Option:

     (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Nonqualified Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     (b) Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an

"Acquisition"), the Option Committee or the board of directors of any entity
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assuming the obligations of the Company hereunder (the "Successor Board"),
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shall, as to outstanding Nonqualified Options, either (i) make appropriate provision for the continuation of such Nonqualified Options by substituting on an equitable basis for the shares then subject to such Nonqualified Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Nonqualified Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Nonqualified Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Nonqualified Options shall terminate; or (iii) terminate all Nonqualified Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Nonqualified Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

     (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising a Nonqualified Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Nonqualified Option prior to such recapitalization or reorganization.

     (d) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Nonqualified Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Option Committee.

     (e) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Nonqualified Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     (f) Fractional Shares. No fractional shares shall be issued under the 2001 Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

     (g) Adjustments. Upon the happening of any of the events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in Section 3 hereof that are subject to Nonqualified Options which previously have been or subsequently may be granted under the 2001 Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Option Committee or the Successor Board shall determine the specific adjustments to be made under this Section 9 and, subject to Section 2, its determination shall be conclusive.

10.  AMENDMENT OR TERMINATION OF 2001 Plan

     The Board may modify, revise or terminate the 2001 Plan at any time and from time to time. Except as provided in Section 9 hereof, rights and obligations under any Nonqualified Option granted before any amendment of the 2001 Plan shall not be altered or impaired by such amendment, except with the consent of the optionee.

11.  EFFECTIVE DATE; NONEXCLUSIVITY

     (a) Effective Date. This 2001 Plan will be deemed to have been adopted and to be effective when approved by the Board.

   (b) Nonexclusivity. The adoption of the 2001 Plan shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options otherwise than under the 2001 Plan, and such arrangements may be either applicable generally or only in specific cases.

12.  GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

     (a) Securities Laws. If in the opinion of legal counsel for the Company, the issuance or sale of any shares of Common Stock pursuant to the exercise of a Nonqualified Option would not be lawful for any reason, including, without limitation, the inability of the Company to obtain from any governmental authority or regulatory body having jurisdiction the authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any shares of Common Stock pursuant to the exercise of a Nonqualified Option to an optionee or any other authorized person unless a registration statement that complies with the provisions of the Securities Act of 1933, as amended (the "Act"), in respect of such shares of Common Stock is in
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effect at the time thereof, or other appropriate action has been taken under and pursuant to the terms and provisions of the Act, or the Company receives evidence satisfactory to such counsel that the issuance and sale of such shares of Common Stock, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the Act or any applicable state securities law. The Company is in no event obligated to register any such shares of Common Stock, to comply with any exemption from registration requirements or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares of Common Stock to any optionee or other authorized person.

     (b) Governing Law. The 2001 Plan shall be governed by and interpreted under the laws of the State of Delaware.

13.  TERMINATION OF GRANTING OF NONQUALIFIED OPTIONS UNDER THE 2001 Plan

     No Nonqualified Option may be granted under the 2001 Plan after the tenth anniversary of the effective date of the 2001 Plan (as set forth in Section 11 hereto).